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                                                                    Exhibit 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement of Radnor Holdings Corporation on Form S-4 of our report dated October 18, 1996 (October 30, 1996 as to Note 16), on our audits of the consolidated financial statements of SP Acquisition Co. and subsidiaries as of April 1, 1995 and March 30, 1996 and the fiscal years then ended appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus.

/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Fort Worth, Texas
January 22, 1998